Exhibit 23(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment Number 19 to File No. 33-48220) of The Gabelli Money Market Funds of our report dated November 7, 2006 included in the 2006 annual report to shareholders.

                                                           /s/ ERNST & YOUNG LLP
                                                               ERNST & YOUNG LLP


Philadelphia, Pennsylvania
January 26, 2007